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                      INDEPENDENT SALES AGREEMENT
                     Multimedia Disk Duplicators I

THIS INDEPENDENT CONTRACTOR SALES AGREEMENT (this "agreement") is made and entered into as of the 27th day of July, 1993, between Applied Data Communications, Inc. ("Client"), and Market Winning Strategies, Inc. ("Contractor"), with respect to the following facts:

          A. Contractor proposes to offer to a limited number of selected persons meeting specific criteria an aggregate of 70 units ("Units") each of interest in a limited partnership known as Multimedia Disk Duplicators I (the "Partnership") to be formed for the purposes of purchasing various items of equipment from the Client that will compose the elements to package duplicate and produce a system for the duplication, reproduction and inspection of digital magnetic tape, floppy disks, C. D. ROM disks and various other media used for digital storage. The Units will be sold for $8,721.65 each for a total of $610,515.00.

          B. The Client will, after the purchase of the aforementioned equipment by the Partnership, lease back the equipment under the terms and conditions of a separate lease agreement

          C. Contractor proposes to form a NEWCO as the general partner of the Partnership.

          D. Client desires to engage Contractor, and Contractor desires to represent Client, in the funding through the proposed Partnership of the lease of the equipment as detailed in Appendix A to this agreement.

     NOW THEREFORE, the parties agree as follows:

1. ENGAGEMENT, Client hereby engages Contractor to solicit subscriptions to units, and Contractor agrees to use its best efforts to solicit such subscriptions, all in accordance with the terms of this agreement and the offering materials prepared by the Contractor after the execution of this agreement (the "Materials"). Contractor accepts such engagement and agrees that at all times it will faithfully, industriously

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and to the best of its ability, experience an talents perform to the reasonable satisfaction of the Client all of the duties which may be assigned to it in accordance with this agreement. Client agrees to cooperate with Contractor in the performance of Contractors duties under this agreement, to comply with all reasonable requests for support in the placement of the Units and other support as may be reasonably requested by Contractor and to provide access to all pertinent documents and financial information as is reasonably necessary to the performance of Contractors duties.

2. TERM, The term of this agreement shall commence as of the date hereof and shall expire on December 31, 1993 or unless sooner terminated as provided in paragraph 7 below.

3. SALES, No sale of units shall be regarded as effective unless and until equipment is delivered to partnership and lease is executed by Client. Client reserves the right to refuse the sale of a Unit or Units at any time for any reason.

4. COMPENSATION TO CONTRACTOR, As full compensation for Contractors services under this agreement, Client agrees to pay Contractor a commission of 15% of the full sales price (including purchase price, freight, taxes and all other costs) of equipment purchased by the Partnership from the Client. The commission shall be paid by the Client concurrently with payment by the Partnership. Contractor represents that the commission is sufficient to support all costs and normal expenses required to effect the funding and offering of Units of the Partnership.

5. REPRESENTATIONS OF THE CONTRACTOR, Contractor represents, warrants and covenants to Client as follows:

     5.1 Contractor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with all requisite power and authority to enter into this agreement and carry out its obligations hereunder, and this agreement is valid and binding upon the Contractor.

     5.2 Contractor shall provide potential purchasers of Units only with copies of the Materials and any other sales literature approved in advance by Client. Contractor by way of the offering document the level

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of risk that the purchase of limited partnership Units may carry.

     5.3 Contractor shall make no representation, guarantee or promise to any potential purchaser which is not contained in Materials. To the extent violation of the previous sentence any representations are made to prospective purchasers other than those contained in the Materials, Contractor will refrain from making any untrue statement of a material fact or omit to state a material fact necessary to prevent any statement made from being misleading as to the offering of Units or any or any matters set forth in or contemplated by the Materials.

     5.4 Contractor will refrain from offering or selling any Units by means of any form of general solicitation or advertisement, including any communication published in any newspaper, magazine, or similar medium, any computer on line service, or any radio or television broadcast; and

     5.5 Prior to the sale of any Units to prospective purchaser, Contractor shall have reasonable grounds to believe and shall in fact believe that such purchaser meets the suitability standards set forth in the Materials.

6. INDEMNITY, Client shall indemnify and hold harmless Contractor, the Partnership and all of their representative agents and representatives (collectively, the "Indemnitees") from and against any and all loss, cost, expense, obligation and liability whatsoever, including but not limited to reasonable attorneys" fees and costs, which may be incurred by any indemnitee arising out of or resulting from, or in any way connected to (i) any breach of any representation, warranty or covenant of Client made in this agreement, or
(ii) any purported violation of any federal or state securities laws, rules or regulations.

7. TERMINATION, This agreement shall be terminated on the occurrence of any of the following events;

     7.1 If the contractor or Client shall cease to maintain a going business, becomes insolvent or bankrupt, makes an assignment for the benefit of the creditors, files a petition bankruptcy, or a petition is filed seeking Contractor's adjudication as a bankrupt, or

     7.2 If Contractor fails to perform any obligation or discharge any

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duties arising hereunder or fails to adhere to Client's standards of professional ethics and practices, as determined by Client in the sole but good faith discretion.

Termination under this paragraph shall be effective immediately upon receipt of written notice from the terminating party stating the cause of such termination.

8. DELIVERY OF MATERIALS, On the expiration or earlier termination of this agreement, Contractor shall immediately turn over all Materials and information in Contractor's possession or under its control relating to the performance of his responsibilities under this agreement, whether delivered to Contractor by Client or developed by Contractor itself, including but not limited to all video tapes, audio tapes, films, notebooks, analyses, reports, designs, drawings, models, samples, layouts, customer lists, business plans, financial statements and proposals to clients and all other materials and information.

9. ASSIGNMENT, The rights granted herein to Contractor shall not be assigned by Contractor under any circumstances whatsoever without the prior written consent of the Client.

10. INDEPENDENT CONTRACTOR, This agreement shall in no way be construed as an appointment of Contractor as an employee of the Client for any purpose whatsoever, nor as a partnership or joint venture between Client and Contractor. Client shall not be liable for (and Contractor shall indemnify, defend, save and hold harmless Client from and against) any liability incurred by Contractor. Contractor is an independent contractor engaged in its own and entirely separate business. Contractor shall be responsible for the payment of all of its own expenses (including but not limited to income taxes, franchise taxes, license fees, wages, payroll taxes and costs of services, materials, supplies, rent and overhead). Contractor shall not be entitled to any wages, fringe benefits or other compensation which Client may provide to its own employees. Contractor shall not be entitled to be covered by or entitled to the benefit of any laws or agreements regarding employment, unemployment benefits, workers' compensation, disability insurance or medical insurance in connection with its engagement by Client pursuant to this agreement. Except as provided in this agreement, Contractor is under the contract of client as to the result of the contractor's work only and not as to the means by which such result is accomplished.


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11. NOTICES, Any and all notices, demands or other communications required or permitted to be given hereunder by a party (any of which a "Notice") shall be in writing and shall be validly given or made to the other party if served either personally, by telecopy, by deposit in the United States mail, certified or registered, first class postage prepaid, returned receipt requested, or by overnight delivery service to any address in the United States or Canada. If such notice be served personally, by telecopy or overnight delivery service, service shall be conclusively deemed made at the time of receipt. If such notice is made by mail, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof. Any such notice shall be addressed to the recipient party at the address of the party set fourth bellow. Any party may change its address for the purpose of receiving notices or may designate additional persons to receive notices by written notice given in the manner aforesaid to the other party.

12. ATTORNEYS' FEES.     In the event any legal action or proceeding is
brought by any party to enforce, defend or construe such party's obligations hereunder, the prevailing party shall be entitled to its reasonable costs and expenses including legal fees incurred in connection with such action or proceeding.

13. APPLICABLE LAW. This Agreement shall be subject to and governed by the laws of the State of California.

14. ARBITRATION Any dispute arising under or by virtue of this Agreement or any difference of opinion between the parties hereto concerning their rights and obligations under this Agreement, shall be finally resolved through binding arbitration by a single party arbitrator to be mutually selected by both parties to the dispute. Such arbitration proceedings shall take place in Irvine, California in accordance with the applicable rules of the American Arbitration Association. The decision of the arbitration proceedings shall be final and binding upon both parties.

15. SEVERABILITY. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

 16. CAPTIONS. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret,

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define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

16. INVALID PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions herein, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

17. ENTIRE AGREEMENT, This instrument contains the entire agreement of the parties with respect to this subject matter, and may not be amended without the prior written agreement of both parties.

WHEREFORE, this Agreement is executed by and between the parties hereto as of the date first above-written in the City of Tustin, County of Orange, State of California.

APPLIED DATA COMMUNICATIONS INC.   MARKET WINNING STRATEGIES, INC.
(Client)                           (Contractor)

By /s/ Walter J. "Pat" Kane        By /s/ illegible
  ------------------------------     --------------------------------

Its President                      Its President
   -----------------------------      -------------------------------

Date 7/27/93                       Date 7/27/93

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